Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q1’15 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – April 30, 2015 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions, and third largest provider of specialty containment solutions in the United States, today reported actual and adjusted financial results for the quarter ended March 31, 2015. Total revenues were $132.6 million and rental revenues were $121.0 million, up from $102.4 million and $94.1 million, respectively, for the same period last year.

The Company recorded a first quarter net loss of $27.3 million, or $(0.60) per diluted share, due to a non-cash impairment loss of $64.7 million related to the previously announced divestiture of its wood mobile offices that is expected to be completed in May. The Company had net income of $7.4 million, or $0.16 per diluted share, respectively, for the first quarter of 2014. On an adjusted basis, first quarter net income was $12.7 million, or $0.28 per diluted share, compared to adjusted net income of $8.0 million, or $0.17 per diluted share, for the first quarter of 2014. Adjusted EBITDA was $47.5 million and adjusted EBITDA margin was 36.2% for the first quarter of 2015.

Total revenues and rental revenues for the portable storage business for the current quarter were $106.5 million and $99.0 million, respectively. Total revenues and rental revenues for the recently acquired specialty containment business were $26.1 million and $22.0 million, respectively.

Dividend

The Company’s Board of Directors declared a cash dividend of 18.7 cents per share which will be paid on June 3, 2015 to shareholders of record on May 20, 2015.

First Quarter 2015 Highlights

•	Grew total rental revenues 28.6% year-over-year; 5.2% for the portable storage business.

•	Increased adjusted EBITDA to $47.5 million, from $32.7 million and expanded adjusted EBITDA margin to 36.2% from 31.9%, year-over-year.

•	Delivered solid free cash flow of $29.2 million, a 9.6% increase over the first quarter of 2014.

•	Increased portable storage rental rates by 6.2% year-over-year, with new units delivered at a 3.7% higher rental rate than the prior-year first quarter.

•	Within the portable storage business, increased adjusted EBITDA by $5.5 million, or 16.9% compared to the prior-year first quarter and expanded adjusted EBITDA margin to 36.3% from 31.9% in the prior year first quarter.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “We delivered a solid quarter, including a 28.6% increase in rental revenues, a 45.5% increase in adjusted EBITDA, expansion of our adjusted EBITDA margins, and strong free cash flow, despite challenging weather conditions in the first quarter of 2015. Our strategy continues to focus on deployment of high return, low-maintenance capital assets. The announced divestiture of our wood mobile office fleet accelerates this strategy by freeing up sales, field and management time as well as Company infrastructure that can be redirected to the expansion of the specialty containment business and the remaining portable storage business.”

Mobile Mini, Inc. News Release April 30, 2015	Page 2

Mr. Olsson continued, “The integration of ETS is going very well and both the portable storage and specialty containment segments grew revenues and adjusted EBITDA in the quarter compared to the previous year. Additionally, at the end of the quarter we transitioned from a product-centered to a geographically-centered organizational structure in order to have one regional manager oversee both segments within each region. This realignment enhances flexibility, further fast-tracks integration and facilitates additional cross-selling opportunities.”

Conference Call

Mobile Mini will host a conference call today, Thursday, April 30, 2015 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investors section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 213,800 portable storage containers and office units with 134 locations in the U.S., United Kingdom, and Canada. Through its wholly-owned subsidiary, Evergreen Tank Solutions, Mobile Mini is also the third largest provider of specialty containment solutions in the U.S., with a rental fleet of approximately 10,800 units and 24 locations. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our expectations regarding our ability to execute our strategic plan, growth and profitability, financial performance, margin expansion, ability to enter new markets, free cash flow, and positioning for 2015, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP & Chief Financial Officer Mobile Mini, Inc. (602) 308-3879 www.mobilemini.com		The Equity Group Inc. Fred Buonocore (212) 836-9607 Linda Latman (212) 836-9609

(See accompanying tables)

Mobile Mini, Inc. News Release April 30, 2015	Page 3

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands except per share data)

	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (1)
Revenues:
Rental	$121,028	$—	$121,028	$94,080	$—	$94,080
Sales	6,724	—	6,724	7,866	—	7,866
Other (2)	4,877	(1,176)	3,701	458	—	458

Total revenues	132,629	(1,176)	131,453	102,404	—	102,404

Costs and expenses:
Rental, selling and general expenses (3)	83,982	(1,002)	82,980	68,356	(6)	68,350
Cost of sales	4,197	—	4,197	5,553	—	5,553
Restructuring expenses (4)	483	(483)	—	585	(585)	—
Asset impairment, net (5)	64,726	(64,726)	—	283	(283)	—
Depreciation and amortization	15,539	—	15,539	9,145	—	9,145

Total costs and expenses	168,927	(66,211)	102,716	83,922	(874)	83,048

(Loss) income from operations	(36,298)	65,035	28,737	18,482	874	19,356
Other expense:
Interest expense	(9,059)	—	(9,059)	(6,987)	—	(6,987)
Foreign currency exchange	—	—	—	(1)	—	(1)

(Loss) income before tax provision	(45,357)	65,035	19,678	11,494	874	12,368
Income tax (benefit) provision	(18,031)	25,038	7,007	4,054	279	4,333

Net (loss) income	$(27,326)	$39,997	$12,671	$7,440	$595	$8,035

EBITDA	$(20,759)		$47,526	$27,626		$32,664
EBITDA as a percentage of total revenues	-15.7%		36.2%	27.0%		31.9%

(Loss) earnings per share:
Basic	$(0.60)		$0.28	$0.16		$0.17
Diluted	(0.60)		$0.28	0.16		0.17

Weighted average number of common and common share equivalents outstanding:
Basic	45,484		45,484	46,148		46,148
Diluted (6)	45,484		46,054	46,837		46,837

(1)	Adjusted balance excludes certain non-cash transactions, as well as other transactions that management believes are not indicative of its ongoing business. Adjusted figures are a non-GAAP presentation.
(2)	Adjustment is to exclude revenue associated with a sales tax refund recorded in the current quarter that is not indicative of our ongoing business.
(3)	Adjustment relates to costs directly related to acquisition activities.
(4)	Costs relating primarily to the restructuring of our operations.
(5)	In 2015, asset impairment costs represent the impairment of wood mobile offices in connection with the divestiture of these assets. In 2014, the asset impairment costs represent the additional loss upon completion of sale (offset by gains upon completion of sale) of assets that were written down to fair value in the second quarter of 2013.
(6)	Common stock equivalents were excluded from the calculation of actual diluted earnings per share for the quarter ending March 31, 2015 because their inclusion would reduce the net loss per share.

Mobile Mini, Inc. News Release April 30, 2015	Page 4

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2015	2014
As of March 31:
Number of portable storage locations	134	136
Number of specialty containment locations	24	—
Portable Storage rental fleet units	213,800	212,600
Specialty Containment rental fleet units	10,800	—

Average Utilization:
Portable Storage – three months ended March 31	66.6%	66.9%
Specialty Containment – three months ended March 31*	71.1%	68.1%

*	Specialty containment 2014 utilization was prior to acquisition

Mobile Mini, Inc. News Release April 30, 2015	Page 5

Mobile Mini, Inc.

Product Line Information – Adjusted (1)

(Unaudited)

(in thousands)

	Three Months Ended March 31, 2015
	Portable Storage	Specialty Containment	Total
Revenues:
Rental	$99,004	$22,024	$121,028
Sales	5,962	762	6,724
Other	353	3,348	3,701

Total revenues	105,319	26,134	131,453

Costs and expenses:
Rental, selling and general expenses	66,258	16,722	82,980
Cost of sales	3,864	333	4,197
Depreciation and amortization	9,466	6,073	15,539

Total costs and expenses	79,588	23,128	102,716

Income from operations	$25,731	$3,006	$28,737

Adjusted EBITDA	$38,185	$9,341	$47,526
Adjusted EBITDA Margin	36.3%	35.7%	36.2%

(1)	Adjusted amounts exclude certain non-cash transactions, as well as other transactions that management believes are not indicative of its ongoing business. Adjusted figures are a non-GAAP presentation. See additional information regarding the adjusted balances on the previous pages of this news release.

Mobile Mini, Inc. News Release April 30, 2015	Page 6

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2015 (unaudited)	December 31, 2014 (audited)
ASSETS
Cash and cash equivalents	$3,048	$3,739
Receivables, net	79,004	81,031
Inventories	16,518	16,736
Rental fleet, net	1,019,663	1,087,056
Property, plant and equipment, net	116,735	113,175
Deposits and prepaid expenses	7,501	8,586
Deferred financing costs and other assets	8,173	8,858
Intangibles, net	76,965	78,385
Goodwill	703,337	705,608

Total assets	$2,030,944	$2,103,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$30,465	$22,933
Accrued liabilities	64,590	63,727
Lines of credit	701,381	705,518
Obligations under capital leases	26,270	24,918
Senior Notes	200,000	200,000
Deferred income taxes	213,365	231,547

Total liabilities	1,236,071	1,248,643

Stockholders’ equity:
Common stock	491	490
Additional paid-in capital	572,364	569,083
Retained earnings	344,625	380,504
Accumulated other comprehensive loss	(41,647)	(29,870)
Treasury stock	(80,960)	(65,676)

Total stockholders’ equity	794,873	854,531

Total liabilities and stockholders’ equity	$2,030,944	$2,103,174

Mobile Mini, Inc. News Release April 30, 2015	Page 7

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2015	2014
Cash Flows from Operating Activities:
Net (loss) income	$(27,326)	$7,440
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment charge, net	64,726	283
Provision for doubtful accounts	1,169	547
Amortization of deferred financing costs	789	703
Amortization of long-term liabilities	25	41
Share-based compensation expense	3,250	4,164
Depreciation and amortization	15,539	9,145
Gain on sale of rental fleet	(1,972)	(1,711)
Loss on disposal of property, plant and equipment	335	72
Deferred income taxes	(18,233)	3,954
Foreign currency transaction loss	—	1
Changes in certain assets and liabilities, net of effect of businesses acquired	170	2,173

Net cash provided by operating activities	38,472	26,812

Cash Flows from Investing Activities:
Cash paid for businesses acquired, net of cash acquired	(1,200)	(4,217)
Additions to rental fleet, excluding acquisitions	(10,480)	(4,078)
Proceeds from sale of rental fleet units	4,842	5,627
Additions to property, plant and equipment	(4,241)	(2,628)
Proceeds from sale of property, plant and equipment	607	908

Net cash used in investing activities	(10,472)	(4,388)

Cash Flows from Financing Activities:
Net payments under lines of credit	(4,137)	(16,307)
Deferred financing costs	(100)	—
Principal payments on capital lease obligations	(849)	(367)
Issuance of common stock	32	1,949
Dividend payments	(8,509)	(7,849)
Purchase of treasury stock	(15,284)	(407)

Net cash provided by (used) in financing activities	(28,847)	(22,981)
Effect of exchange rate changes on cash	156	(132)

Net increase (decrease) in cash	(691)	(689)
Cash and cash equivalents at beginning of period	3,739	1,256

Cash and cash equivalents at end of period	$3,048	$567

Equipment acquired through capital lease obligations	$2,201	$1,983

Mobile Mini, Inc. News Release April 30, 2015	Page 8

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted diluted earnings per share, and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these measurements to the most directly comparable GAAP financial measures are as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2015	2014
Net (loss) income	$(27,326)	$7,440
Interest expense	9,059	6,987
Provision for income taxes	(18,031)	4,054
Depreciation and amortization	15,539	9,145

EBITDA	(20,759)	27,626
Share-based compensation expense	3,250	4,164
Restructuring expenses	483	585
Acquisition expenses	1,002	6
Asset impairment, net	64,726	283
Sales tax refund included in other revenues	(1,176)

Adjusted EBITDA	$47,526	$32,664

	Three Months Ended March 31,
	2015	2014
Net cash provided by operating activities	$38,472	$26,812
Interest paid	4,190	2,160
Income and franchise taxes paid	273	89
Share-based compensation expense	(3,250)	(4,164)
Asset impairments, net of recoveries	(64,726)	(283)
Gain on sale of rental fleet	1,972	1,711
Loss on disposal of property, plant and equipment	(335)	(72)
Changes in other assets and liabilities, net of effect of businesses acquired	2,645	1,373

EBITDA	$(20,759)	$27,626

Mobile Mini, Inc. News Release April 30, 2015	Page 9

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2015	2014
Net cash provided by operating activities	$38,472	$26,812
Additions to rental fleet, excluding acquisitions	(10,480)	(4,078)
Proceeds from sale of rental fleet units	4,842	5,627
Additions to property, plant and equipment, excluding acquisitions	(4,241)	(2,628)
Proceeds from sale of property, plant and equipment	607	908

Net capital expenditures, excluding acquisitions	(9,272)	(171)

Free cash flow	$29,200	$26,641

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operation, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our ongoing business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that they provide an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA divided by total revenues expressed as a percentage. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.

Earlier in this release, we provided a reconciliation of these adjusted measurements to actual results along with a reconciliation of net income to EBITDA and adjusted EBITDA, net cash provided by operating activities to EBTIDA and net cash provided by operating activities to free cash flow.